                                                                     Exhibit 4.6

                                   MIDAS, INC.
                      DIRECTORS' DEFERRED COMPENSATION PLAN

     Midas, Inc. (the "Company") desires to establish a Directors' Deferred Compensation Plan (the "Plan") to assist it in attracting and retaining persons of competence and stature to serve as Directors of the Company by giving them the option of using their Board and Board Committee annual retainer and meeting attendance fees from the Company (the "Fees") to purchase shares of the Company's Common Stock (the "Common Stock") or of deferring receipt of such Fees in the form of cash units and units representing shares of Common Stock. The terms of the Plan are set forth below.

     1. Effective Date. The Plan is effective upon its approval by the Company's shareholders.

     2. Participation. Each non-officer Director ("Eligible Director") may elect to have all or a portion of his or her Fees paid in the form of shares of Common Stock or to defer receipt of such Fees. Each Eligible Director who makes such an election shall be a Plan Participant.

     3. Administration. The Company's Board of Directors (the "Board") shall designate from time to time a non-director officer of the Company to act as the administrator of the Plan (the "Administrator"). The Administrator shall administer, construe and interpret the Plan. The Administrator shall not be liable for any act done or determination made in good faith. The expense of administering the Plan shall be borne by the Company and shall not be charged against benefits payable hereunder.

     4. Common Stock Subject to the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed one hundred thousand (100,000), which shall be adjusted appropriately by the Administrator for any stock dividend, split, combination or other change in the Common Stock (including, without limitation, pursuant to any merger, acquisition or other transaction).

     5. Conversion of Fees into Shares. Prior to first day of each fiscal year, an Eligible Director may elect to have all or a portion of his or her Fees paid in the form of shares of Common Stock by executing the Fee Conversion Form attached as Exhibit A. The number of shares to be issued to an electing Eligible Director shall be determined by dividing the dollar amount of the Fees subject to the election by the Market Value (as defined in Paragraph 6(b)) of the Common Stock on the date that the Fees would have otherwise been paid. The shares of Common Stock shall be issued to the Eligible Director as soon as practicable following the date on which the Fees subject to the election would have otherwise been paid.

     6. Deferral of Fees.

     (a) Deferral Election. Prior to first day of each fiscal year, an Eligible Director may elect to defer all or a portion of the Fees otherwise payable to that Eligible Director for such year (the "Plan Year") by executing the Deferral Election Form attached as Exhibit B. In addition to deferring Fees, the Deferral Election Form for each Plan Year will require the Eligible Director to elect to have the deferred Fees credited on the Company's books in the form of share units, with each unit representing a share of Common Stock, or cash units.

     (b) Crediting to Plan Year Accounts. An account (the "Plan Year Account") shall be established on the Company's books to record a Participant's deferrals resulting from each annual Deferral Election, which shall be credited in the form of cash units and share units. Each Plan Year Account shall be credited with an amount equivalent to the Fees that would have otherwise been paid to the Participant, such credit to be made on the date on which the Fees would have been paid absent a Deferral Election. The number of share units to be credited to a Plan Year Account shall be determined by dividing the dollar amount of the deferred Fees by the Market Value of the Common Stock on the date the Fees would have otherwise been paid. The "Market Value" of the Common Stock as of a given date means the closing price of the Common Stock on the New York Stock Exchange (as reported in the Midwest Edition of The Wall Street Journal) on such given date or, if shares were not traded on such date, on the next preceding date on which shares were traded; provided that, if the Common Stock is traded on an exchange or market in which prices are reported on a bid and asked price, Market Value shall mean the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten consecutive trading days immediately preceding such given date; and provided further that, if the Common Stock is not listed on a national securities exchange nor traded on the over-the-counter market, the Market Value shall be determined by the Administrator in good faith.

     (c) Dividend and Interest Credits. Each Plan Year Account that holds share units shall be adjusted appropriately by the Administrator for dividends on the Common Stock as of the dividend payment date, which adjustment shall be in the form of additional share units determined by multiplying the number of units then credited to the Plan Year Account by the ratio of the dollar amount of the dividend per share over the current Market Value of the Common Stock. The Administrator shall also adjust appropriately the number of share units in each Plan Year Account for any stock dividend, split, combination or other change in the Common Stock (including, without limitation, pursuant to any merger, acquisition or other transaction). Cash units credited to a Plan Year Account shall accrue interest compounded monthly based on the prime commercial lending rate as quoted in the Midwest Edition of The Wall Street Journal as of the first business day of each month. Each Participant shall receive semi-annual statements of the balances in that Participant's Plan Year Accounts.

     7. Payment of Plan Year Accounts. A Participant must execute the Payment Election Form attached as Exhibit C at the time each Deferral Election is made under Paragraph 6(a), indicating the date on which payment of the amounts credited to the Participant's Plan Year Account to which that Deferral Election relates will commence and the payment method. The payment commencement date for a particular Plan Year Account can be no earlier than two (2) calendar years from the last day of the Plan Year for which deferrals are made to that Account. Payment may be made in a single lump-sum or a maximum of ten (10) substantially equal annual installments. The commencement date and method of payment may vary with each separate Deferral Election and Plan Year Account. Share units shall be paid only in the shares of Common Stock, with any fractional share paid in cash, and cash units shall be paid only in an equivalent amount of cash. The Participant may delay a payment commencement date by submitting a new Payment Election Form at least thirteen (13) months prior thereto. The new payment commencement date selected by the Participant must be at least twenty-four (24) months following the date the new Payment Election Form is submitted. Notwithstanding any payment election made by a Participant, the aggregate balance of the Participant's Plan Year Accounts shall be paid in a single lump-sum to the Participant as soon as practicable following termination of the Participant's directorship. The Administrator may elect in its sole discretion to accelerate the payment of any Plan Year Account.

     8. Early Payment. A Participant may file a written request with the Administrator for payment from his or her Plan Year Accounts due to an unforeseeable emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if payment were not permitted, such as may result from a sudden and unexpected illness or accident not covered by insurance, loss of property due to casualty, or similar circumstance.

     9. Payment in the Event of Death. In the event that a Participant's service is terminated by reason of death, the Company shall, within sixty (60) days thereafter, pay the aggregate balance of the Participant's Plan Year Accounts to the Participant's beneficiary or beneficiaries in the form of a single lump-sum. Each Participant may designate one or more death beneficiaries by executing the Beneficiary Designation Form attached as Exhibit D. The designated beneficiary or beneficiaries may be changed by a Participant at any time prior to the Participant's death by the delivery to the Administrator of a new Beneficiary Designation Form. If no beneficiary has been designated, or if no designated beneficiary survives the Participant, payments pursuant to this Paragraph 9 shall be made to the Participant's estate.

     10. Assignment and Alienation of Benefits. Except to the extent provided in Paragraph 9 or pursuant to a domestic relations order issued by a court of proper authority (which order specifies the amount and timing of any payment to a Participant's former spouse), no Participant or beneficiary may sell, assign, transfer, encumber, or otherwise dispose of the right to receive payments hereunder.

     11. Unsecured Obligation. The obligation of the Company to make payments of amounts credited to the Participant's Plan Year Accounts shall be a general unsecured obligation of the Company, and such payment shall be made from general assets and property of the Company. The Participant's relationship to the Company under the Plan shall be only that of a general unsecured creditor and neither this Plan, nor any agreement entered into hereunder, or action taken pursuant hereto, shall create or be construed to create a trust for purposes of holding and investing the Plan Year Account balances. The Company reserves the right to establish such a trust, but such establishment shall not create any rights in or against any amounts held thereunder.

     12. Amendment or Termination. The Board may amend or terminate this Plan at any time and from time to time, provided that the aggregate number of shares that may be issued pursuant to the Plan may not be increased without shareholder approval. Any amendment or termination of this Plan shall not affect the rights of a Participant accrued prior thereto without the Participant's written consent.

     13. Taxes. The Company is not responsible for any of the income taxes resulting from an Eligible Director's participation in the Plan. The Company shall comply with all applicable tax reporting requirements relating to payments under the Plan.

     14. No Right to Continued Directorship. Nothing in this Plan confers upon any Director the right to continue as a member of the Board or interferes with the rights of the Company and its shareholders to remove any Director in accordance with the Company's bylaws.

     15. Applicable Law. This Plan is governed under the laws of the State of Illinois.

EXHIBIT A

                MIDAS, INC. DIRECTORS' DEFERRED COMPENSATION PLAN
                 FEE CONVERSION ELECTION FORM FOR EACH PLAN YEAR
                 -----------------------------------------------

I hereby elect that ____% (FILL IN) of my Board and Board Committee annual retainer and meeting attendance fees to be earned during the next fiscal year be distributed to me in shares of the Company's Common Stock. The shares should be delivered to me as follows (COMPLETE ONE OF THE FOLLOWING):

METHOD 1: Stock certificates in the name of ____________________________________

METHOD 2: Electronic transfer of stock as follows - ____________________________

          ----------------------------------------------------------------------



Your Fee Conversion Election is effective only for the single fiscal year to which it applies.

__________________________________                   Date: _____________________
PARTICIPANT

Accepted by Administrator:



__________________________________                   Date: _____________________

EXHIBIT B

                MIDAS, INC. DIRECTORS' DEFERRED COMPENSATION PLAN
                DEFERRAL ELECTION FORM FOR EACH PLAN YEAR ACCOUNT
                -------------------------------------------------

I hereby elect that ____% (FILL IN) of my Board and Board Committee annual retention and meeting attendance fees to be earned during the next fiscal year be deferred and credited to my Plan Year Account.

I hereby further elect all amounts to be deferred to my Plan Year Account for the next fiscal year be credited in the form of share units and/or cash units (as such terms are defined in the Plan) in the following percentages (FILL IN ONE OR BOTH OF THE FOLLOWING):

            Cash Units:      ____%

            Share Units:     ____%
            Total:           100%


Your Deferral Election is effective only for the single fiscal year to which it applies.

__________________________________                   Date: _____________________
PARTICIPANT

Accepted by Administrator:


__________________________________                   Date: _____________________

EXHIBIT C

                MIDAS, INC. DIRECTORS' DEFERRED COMPENSATION PLAN
                PAYMENT ELECTION FORM FOR EACH PLAN YEAR ACCOUNT
                ------------------------------------------------

ELECTION OF PAYMENT COMMENCEMENT DATE
-------------------------------------

The payment commencement date for a particular Plan Year Account can be no earlier than two (2) calendar years from the last day of the fiscal year for which deferrals are made to that Account.

I hereby designate ______________________, 20___, (FILL IN) as the payment commencement date for this Plan Year Account.

ELECTION OF FORM OF PAYMENT
---------------------------

I hereby elect the following method for payment of my Plan Year Account (YOU MUST CHOOSE ONE):

..    Method 1: Annual installment payments over ___ years (FILL IN A WHOLE
     NUMBER UP TO 10 YEARS).

..    Method 2: Payment in a single lump-sum.

CHANGE OF COMMENCEMENT DATE
---------------------------

You may elect by filing a new Exhibit C to change the payment commencement date elected above, provided that you file the election at least 13 months prior to the scheduled commencement date. The new payment commencement date must be at least 24 months following the date this new Exhibit C is submitted. Your new election will be void and your original election will be reinstated if your actual payments would commence within 13 months after the filing of the new Exhibit C.

Despite any payment election that you make, the total balance of your Plan Year Accounts will be paid in a single lump-sum to you as soon as practicable following termination of your directorship.

__________________________________                   Date: _____________________
PARTICIPANT

Accepted by Administrator:

__________________________________                   Date: _____________________

EXHIBIT D

                MIDAS, INC. DIRECTORS' DEFERRED COMPENSATION PLAN
                          BENEFICIARY DESIGNATION FORM
                          ----------------------------

Complete this form to name beneficiaries who will receive your Plan Year Account balances remaining at the time of your death. You can change your beneficiaries at any time by completing a new form. You must sign where indicated on the last page for this form to be valid.


I.           Participant
             -----------


         ---------------------------------------
         Participant's legal name (please print)

II.          Primary Beneficiaries
             ---------------------

         Your remaining Plan Year Account balances will be paid only to those beneficiaries living at the time of your death. The proportions must total 100% of your Account balances. If proportions are not indicated, or do not total 100%, your remaining Account balances will be paid in equal shares to the designated beneficiaries. If any of your primary beneficiaries is not living at the time of your death, your remaining Account balances will be divided proportionately among the remaining primary beneficiaries.

         In the event of my death, pay my Plan Year Account balances to (if additional beneficiaries are designated, attach the required information on a separate page):

         --------------------------------   ------------------------------
         Name                               Social Security Number

         --------------------------------   -------------------   -------------%
         Relationship                       Date of Birth         Proportion

         -----------------------------------------------------------------------
         Address  City               State           Zip

         --------------------------------   ------------------------------------
                  Name                               Social Security Number

         --------------------------------   ------------------     ------------%
         Relationship                       Date of Birth          Proportion

         -----------------------------------------------------------------------
         Address  City               State                     Zip

                                                               -----
                                                               TOTAL   100%

III.         Secondary Beneficiaries
             -----------------------

         Your remaining Plan Year Account balances will be paid to secondary beneficiaries only (1) if none of your primary beneficiaries is living at the time of your death, or (2) if all of your primary beneficiaries die before your Account balances has been completely paid. The proportions must total 100%. If proportions are not indicated, or do not total 100%, your remaining Account balances will be paid in equal shares to the designated beneficiaries. If any of your secondary beneficiaries is not living at the time of your death or on the date that your last surviving primary beneficiary dies, your remaining Account balances will be divided proportionately among the remaining secondary beneficiaries.

         If none of my primary beneficiaries is living at the time of my death or if all of my primary beneficiaries die before my Plan Year Account balances has been completely paid, pay my Account balances to (if additional beneficiaries are designated, attach the required information on a separate page):

         --------------------------------   ------------------------------------
         Name                               Social Security Number

         --------------------------------   ---------------------   -----------%
         Relationship                       Date of Birth           Proportion

         -----------------------------------------------------------------------
         Address  City               State           Zip

         --------------------------------   ------------------------------
                  Name                            Social Security Number

         --------------------------------   ---------------------   -----------%
         Relationship                       Date of Birth           Proportion

         -----------------------------------------------------------------------
         Address  City               State           Zip

                                                               -----
                                                               TOTAL   100%

V.           Participant's Signature
             -----------------------

         I hereby revoke every previous designation of beneficiaries for this Plan. I understand that I may change my beneficiaries at any time by completing a new form, and that the change is effective when received in writing and accepted by the Administrator.

__________________________________                   Date: _____________________
PARTICIPANT

Accepted by Administrator:

__________________________________                   Date: _____________________